UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

December 6, 2002

Date of Report (date of Earliest Event Reported)

I-LINK INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

FLORIDA	0-17973	59-2291344
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

13571 South Wadsworth Park Drive, Suite 200, Draper, Utah 84020

(Address of principal executive offices and zip code)

(801) 576-5000

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed from last report)

ITEM 5.  Other Events and Regulation FD Disclosure.

On December 9, 2002 the Company issued a press release (the “Press Release”) which is included herein as Exhibit 99.1.  The press release announces I-Link’s agreement to sell the operations of the Company’s subsidiary, I-Link Communications, Inc.  The foregoing disclosure is subject in its entirety to the information set forth in the Press Release, a copy of which is attached hereto and incorporated herein by reference.  The sale is effective December 6, 2002 and is subject to regulatory approval.  The Company will file an Item 2 Current Report on Form 8-K (if required) when the transaction closes.

ITEM 7.  Financial Statements and Exhibits.

99.1         I-Link Press Release dated December 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Date: December 16, 2002	I-Link Incorporated

/s/ James A. Giauque III
James A. Giauque III
Chief Accounting Officer